UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

October 27, 2008

SL GREEN REALTY CORP.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

MARYLAND

(STATE OF INCORPORATION)

1-13199	13-3956775
(COMMISSION FILE NUMBER)	(IRS EMPLOYER ID. NUMBER)

420 Lexington Avenue	10170
New York, New York	(ZIP CODE)

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(212) 594-2700

(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.              Results of Operations and Financial Condition

Following the issuance of a press release on October 27, 2008 announcing SL Green Realty Corp.’s (the “Company”) results for the third quarter ended September 30, 2008, the Company intends to make available supplemental information regarding the Company’s operations that is too voluminous for a press release.  The Company is attaching the press release as Exhibit 99.1 and the supplemental package as Exhibit 99.2 to this Current Report on Form 8-K.

The information (including exhibits 99.1 and 99.2) being furnished pursuant to this “Item 2.02 Results of Operations and Financial Condition” shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or the Exchange Act, or otherwise subject to the liabilities of that section and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Act, or the Exchange Act regardless of any general incorporation language in such filing.

Item 7.01.              Regulation FD Disclosure

As discussed in Item 2.02 above, on October 27, 2008, the Company issued a press release announcing its results for the third quarter ended September 30, 2008.

The information being furnished pursuant to this “Item 7.01 Regulation FD Disclosure” shall not be deemed to be “filed” for the purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section and shall not be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act regardless of any general incorporation language in such filing.  This information will not be deemed an admission as to the materiality of such information that is required to be disclosed solely by Regulation FD.

Item 8.01.              Other Events

On October 28, 2008, the Company and Gramercy Capital Corp. issued a joint press release announcing certain changes to the management agreement and the appointment of Roger M. Cozzi as the new President and Chief Executive Officer of Gramercy. A copy of the press release is attached as Exhibit 99.3 hereto and is incorporated by reference.

Item 9.01.              Financial Statements and Exhibits

(d)           Exhibits

99.1                           Press Release regarding third quarter 2008 earnings.

99.2                           Supplemental package.

99.3                           Press release regarding Gramercy management changes

NON-GAAP Supplemental Financial Measures

Funds from Operations (FFO)

FFO is a widely recognized measure of REIT performance.  We compute FFO in accordance with standards established by the National Association of Real Estate Investment Trusts, or NAREIT, which may not be comparable to FFO reported by other REITs that do not compute FFO in accordance with the NAREIT definition, or that interpret the NAREIT definition differently than we do.  The revised White Paper on FFO approved by the Board of Governors of NAREIT in April 2002 defines FFO as net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from debt restructuring and sales of properties, plus real estate related depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures.  We present FFO because we consider it an important supplemental measure of our operating performance and believe that it is frequently used by securities analysts, investors and other interested parties in the evaluation of REITS, particularly those that own and operate commercial office properties.  We also use FFO as one of several criteria to determine performance-based bonuses for members of our senior management.  FFO is intended to exclude GAAP historical cost depreciation and amortization of real estate and related assets, which assumes that the value of real estate assets diminishes ratably over time.  Historically, however, real estate values have risen or fallen with market conditions.  Because FFO excludes depreciation and amortization unique to real estate, gains and losses from property dispositions and extraordinary items, it provides a performance measure that, when compared year over year, reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, interest costs, providing perspective not immediately apparent from net income.  FFO does not represent cash generated from operating activities in accordance with GAAP and should not be considered as an alternative to net income (determined in accordance with GAAP), as an indication of our financial performance or to cash flow from operating activities (determined in accordance with GAAP) as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to make cash distributions.

Funds Available for Distribution (FAD)

FAD is a non-GAAP financial measure that is not intended to represent cash flow for the period and is not indicative of cash flow provided by operating activities as determined in accordance with GAAP.  FAD is presented solely as a supplemental disclosure with respect to liquidity because the Company believes it provides useful information regarding the Company’s ability to fund its dividends.  Because all companies do not calculate FAD the same way, the presentation of FAD may not be comparable to similarly titled measures of other companies.   FAD does not represent cash flow from operating, investing and finance activities in accordance with GAAP and should not be considered as an alternative to net income (determined in accordance with GAAP), as an indication of our financial performance, as an alternative to net cash flows from operating activities (determined in accordance with GAAP), or as a measure of our liquidity.

Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA)

The Company presents earnings before interest, taxes, depreciation and amortization (EBITDA) because the Company believes that EBITDA, along with cash flow from operating activities, investing activities and financing activities, provides investors with an additional indicator of the Company’s ability to incur and service debt.  EBITDA should not be considered as an alternative to net income (determined in accordance with GAAP), as an indication of our financial performance, as an alternative to net cash flows from operating activities (determined in accordance with GAAP), or as a measure of our liquidity.

Same-Store Net Operating Income

The Company presents same-store net operating income on a cash and GAAP basis because the Company believes that it provides investors with useful information regarding the operating performance of properties that are comparable for the periods presented.  For properties owned since January 1, 2007 and still owned at the end of the current quarter, the Company determines net operating income by subtracting property operating expenses and ground rent from recurring rental and tenant reimbursement revenues.  Same-store net operating income is not an alternative to net income (determined in accordance with GAAP) and same-store performance should not be considered an alternative to GAAP net income performance.

Debt to Market Capitalization Ratio

The Company presents the ratio of debt to market capitalization as a measure of the Company’s leverage position relative to the Company’s estimated market value.  The Company’s estimated market value is based upon the quarter-end trading price of the Company’s common stock multiplied by all common shares and operating partnership units outstanding plus the face value of the Company’s preferred equity. This ratio is presented on a consolidated basis and a combined basis.  The combined debt to market capitalization includes the Company’s pro-rata share of off-balance sheet (unconsolidated) joint venture debt.  The Company believes this ratio may provide investors with another measure of the Company’s current leverage position.  The debt to market capitalization ratio should be used as one measure of the Company’s leverage position, and this measure is commonly used in the REIT sector; however, this may not be comparable to other REITs that do not compute in the same manner.  The debt to market capitalization ratio does not represent the Company’s borrowing capacity and should not be considered an alternative measure to the Company’s current lending arrangements.

Coverage Ratios

The Company presents fixed charge and interest coverage ratios to provide a measure of the Company’s financial flexibility to service current debt amortization, interest expense and ground rent from current cash net operating income.  These coverage ratios are provided on both a consolidated and combined basis.  The combined coverage ratios include the Company’s pro-rata share of off-balance sheet (unconsolidated) joint venture fixed charges and cash net operating income.  These coverage ratios represent a common measure of the Company’s ability to service fixed cash payments; however, these ratios are not used as an alternative to cash flow from operating, financing and investing activities (determined in accordance with GAAP).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SL GREEN REALTY CORP.

/S/ Gregory F. Hughes
Gregory F. Hughes
Chief Financial Officer

Date:  October 28, 2008